EX-23.1



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 11, 2000 (with respect to Note K February 23, 2000, with respect to Note A March 15, 2000) on the financial statements of Adatom.com, Inc. as of and for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts."



/s/ RICHARD A. EISNER & COMPANY, LLP
------------------------------------
    Richard A. Eisner & Company, LLP

Florham Park, New Jersey
June 28, 2000